UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 18, 2011

Dear Stockholder:

We have previously sent to you proxy material for the Annual Meeting of the stockholders of SandRidge Energy, Inc. to be held on June 3, 2011. Your Board of Directors has unanimously recommended that stockholders return the enclosed proxy card voting FOR Items 1, 2, 3, 4 and every 3 years for Item 5.

As you may know, due to recent changes to the NYSE rules, your broker is no longer entitled to vote your shares on certain of those proposals, including the election of Directors, without your instructions.

Your vote is important, no matter how many or how few shares you may own. Even if you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the Annual Meeting.

Sincerely,

Philip T. Warman

Corporate Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.